Exhibit 10.11

Lease Registration Notes

A.	Materials Needed for Lease Registration
1.	Deed or other valid certificates of land use rights (show the original and submit a copy)
2.	Identification of the leaser and leasee
i.	Entity
Certificate of Incorporation or Business License (show the original and submit a copy)
Certificate of authorized representative (original copy)
ID card of the authorized representative (show original and submit a copy) and an original copy of the authorization documents (in the case of a foreign person, authorization documents need to be notarized or otherwise authenticated)
ii.	Individual Person
ID card or other legal certificate (show original and submit a copy)
If lease is for residential purposes and the leasee is a woman of childbearing age (20 – 49), documents certifying the marriage and childbearing status from the family planning agency at the woman’s current residence
3.
If the leased real estate is entrusted to person(s) other than the owner, authorization, the ID card of the authorized person(s); if the leased real estate is jointly owned, approval of and authorization from all the owners

4.	Lease
B.	Instructions to the Lease Registration Notes
According to Shenzhen Special Economic Zone Real Estate Rental Regulations Article 6 and Article 7 Section 2 (“Regulation”), if the lease cannot be registered pursuant to the Regulation, the leaser and leasee should submit the relevant materials and IDs of the parties to register at the relevant agency in the district.

LEASE AGREEMENT

Leaser:	China Great Wall Computer Shenzhen Co., Ltd.
Address:	3 Kefa Road, Technology Garden Nanshan District, Shenzhen
Zip code:	518057
Authorized Person:	Guoxin Diao (General Manager of Property Service Department)
Address:
Zip code:

Leasee:	Hainatong Technology Co., Ltd.
Address:
Zip code:
Business License No.:
Authorized Person:
Address:
Zip code:

Pursuant to the People’s Republic of China Contract Law, People’s Republic of China Urban Real Estate Management Law, Shenzhen Special Economic Zone Real Estate Rental Regulations and its implementation rules, after negotiation, the Leaser and Leasee agree to the following.

Article 1. The Leaser shall lease the following real estate to the Leasee: 5 Qiongyu Road Technology Garden Nanshan District, Building 51, 5th Floor (the “Rental Property”). The construction area of the Rental Property amounts to 1000 square meters. The building has six floors.

The owner of the Rental Property is China Great Wall Computer Shenzhen Co., Ltd. The number of its deed or other valid certificate is: Shenzhen Real Estate No.6018199/6018200.

Article 2. The unit rent of the Rental Property is RMB 33 per square meter. The total amount of the rent is RMB 33,000.

Article 3. The Leasee shall make the initial payment of RMB 33,000 before March 25, 2009.

Article 4. The Leasee shall make monthly rental payment before the 15th day of every month to the Leaser. The Leaser shall issue an invoice to the Leasee after such payment is made.

Article 5. The term of the lease is from January 1, 2009 to December 30, 2013. The term shall not exceed the authorized term of the land use right. If the term exceeds the authorized term and the Leaser and the Leasee agree upon which party shall bear the damage caused, such agreement shall prevail. If there is no such agreement, the Leaser shall bear the damage.

Article 6. The purposes of the Rental Property: Factory

The Leasee shall seek written approval from the Leaser and permission to change the purposes of the Rental Property from the real estate agency pursuant to laws and regulations before it puts the Rental Property to other use.

Article 7. The Leaser shall deliver the Rental Property to the Leasee and handle the relevant transfer procedures before January 1, 2009.

If the Leaser delivers the Rental Property later than the above agreed time, the Leasee may request to extend the expiration date of the Lease. Such extension shall be consented by the Leaser and the Leasee in writing and reported to the lease registration agency.

Article 8. Upon delivery of the Rental Property, the Leaser and the Leasee shall confirm the then conditions of the Rental Property and its fixture and specify as such in the attached pages.

Article 9. Upon delivery of the Rental Property, the Leaser shall collect from the Leasee RMB 66,000 as deposit.

The Leaser shall invoice the Leasee when such deposit is collected.

Conditions to return the deposit to Leasee: see “Return of the Deposit” on the supplemental agreement.

If any of the following exists, the Leaser may refuse to return the deposit: see “Return of the Deposit” on the supplemental agreement.

Article 10. During the lease, the Leaser shall be responsible for the fees and taxes arising out of the land use right and the rental management fee. The Leasee shall make timely payment of the utility fee, cleaning fee, building management fee and other fees arising out of the lease.

Article 11. The Leaser shall ensure that the Rental Property and its fixture can achieve the rental purposes and that it meets the safety requirements under relevant rules and regulations.

If, due to the Leaser’s intentional or negligent conducts, the Leasee suffers personal injuries in the Rental Property, the Leasee has the right to seek damages from the Leaser.

Article 12. The Leasee shall use the Rental Property and its fixture reasonably and shall not use the Rental Property to conduct illegal activities. The Leaser shall not interfere with the Leasee’s reasonable and normal use of the Rental Property.

Article 13. During the Leasee’s use of the Rental Property, if damage or malfunction occurs that may interfere with the safe and normal use of the Rental Property, the Leasee shall notify the Leaser in a timely manner and take possible effective measure to stop the worsening of the condition. The Leaser shall, upon notice from the Leasee, repair or authorize the Leasee to repair within one day. If the Leasee is not able to notify the Leaser or the Leaser does not repair in the agreed time, the Leasee may make repairs for the Leaser.

If an emergency occurs that requires immediate repairs, the Leasee may make repairs in the Leaser’s place and notify the Leaser of the occurrence.

The cost of the repairs under the above 2 sections shall be borne by the Leaser (including the repair cost incurred by the Leasee in the Leaser’s place and the reasonable cost to stop the worsening). If the Leasee does not fulfill its obligations under the above 2 sections and does not notify the Leaser or take possible effective measures in a timely manner and causes the condition to worsen, the extra cost of repairs shall be borne by the Leasee.

Article 14. If, due to the Leasee’s inappropriate or unreasonable use, the Rental Property or its fixture becomes unsafe, damaged or malfunctioning, the Leasee shall make repairs and notify the Leaser.

Article 15. During the lease, the Leaser and the Leasee shall agree in writing if either the Leaser or the Leasee is to build, expand or renovate the Rental Property.

If such modification requires approval from the relevant agencies, such approval shall be obtained first.

Article 16. During the lease, the Leasee shall be able to transfer the lease to a third party with written consent from the Leaser. The Leasee shall register such transfer at the relevant real estate rental agency. The term of the transfer shall not exceed the term of the lease.

Article 17. During the lease, the Leaser shall notify in writing the Leasee if the Leaser is to transfer all or part of the land use right a month ahead of such transfer. The Leasee shall reply in 3 business days. The Leasee shall have the right of first refusal.

If the Rental Property is transferred to third party, the Leaser shall notify the transferee to continue performance of the lease.

Article 18. The lease may be modified or cancelled if one of the following occurs:

1.	If performance under the lease is impossible due to Force Majeure,
2.	If the government expropriates, purchases, takes back or takes down the Rental Property, or
3.	Consented by the Leaser and the Leasee.

Article 19. The Leaser may seek from the Leasee compensation and damages equal to 0.3% of the arrears times the number of days in arrears if any of the following occurs:
1.	If the Leasee misses rent payment for more than 30 days,
2.	If the arrears may cause the Leaser to lose more than RMB 90,000,
3.	The Leasee conducts illegal activities that interferes with public or private interest on the Rental Property,
4.	The Leasee modifies the structure or the purposes of the Rental Property,
5.	The Leasee does not make or pay for the repairs and causes the Rental Property or the equipment to be severely damaged in violation of Article 14,
6.	The Leasee renovates the Rental Property without the Leaser’s consent or the relevant agency’s approval, or
7.	The Leasee transfers the lease to third party without authorization.
In addition to seeking compensation and damages from the Leasee, the Leaser may also cancel or amend the lease.

Article 20. The Leasee may seek from the Leaser compensation and damages equal to 0.3% of the arrears times the number of days in arrears if any of the following occurs:
1.	The Leaser delivers the Rental Property more than 30 days later than agreed upon,
2.	The Leaser does not perform under Provision 1 of Article 11 and causes the Leasee to be unable to achieve the rental purposes,
3.	The Leaser does not perform under Article 13 and does not make or pay for the repairs, or
4.	The Leaser modify, expand or renovate the Rental Property without consent from the Leasee,

In addition to seeking compensation and damages from the Leaser, the Leasee may also cancel (the Leasee shall notify the Leaser in writing after it receives compensation and deliver the Rental Property) or amend the lease.

After the Leasee receives the Leaser’s notice and before the Leaser receives compensation, the Leasee has no obligation to make rent payments.

Article 21. After the expiration of the lease, the Leasee shall move from and deliver the Rental Property within 10 days and make sure that the Rental Property and its fixture is intact (other than normal wear). The Leasee shall also settle accounts with the Leaser and perform the transfer procedures.

If the Leasee does not move from or deliver the Rental Property in time, the Leaser shall have the right to take the Rental Property back and seek twice the amount of rent for the exceeding period.

Article 22. After the expiration of the lease, if the Leasee wishes to keep renting the Rental Property, it shall notify the Leaser 1 month before the expiration. The Leasee shall have the right of first refusal.

If the Leaser and the Leasee reach an agreement to extend the lease, such agreement shall be put in writing and registered with the relevant angency.

Article 23. Pursuant to the articles of the lease, the Leaser and Leasee shall perform their obligations. If either of the Leaser or the Leasee breaches the lease, the breaching party shall be liable.

Article 24. The Leaser and the Leasee may agree on additional issues. Such agreement shall be put in writing on the attached pages. The content on the attached pages shall be a part of this lease, with the same effect as the other part of the lease after execution by the Leaser and the Leasee.

If the Leaser and the Leasee agree to amend the lease, such amendment shall be registered at the relevant registration agency. The registered amendment(s) shall have the same effect as the lease.

Article 25. If a dispute arises out of the lease, the Leaser and the Leasee shall negotiate to resolve it. If such negotiation cannot resolve the dispute, the Leaser and the Leasee may seek mediation from the registration agency. If such mediation cannot resolve the dispute, the Leaser and the Leasee may seek arbitration from Shenzhen Arbitration Committee.

Article 26. The lease shall be effective since the date of execution.

The Leaser and the Leasee shall register the lease with the registration agency within 10 days.

Article 27. The original copy of the lease is in Chinese.

Article 28. There are four original copies of the lease. The Leaser shall have one copy. The Leasee shall have two copies and the registration agency shall have one copy.

SUPPLEMENTAL AGREEMENT

After amiable negotiation, the No. 0178656 lease agreement signed by both parties does not fully reflect the rights and obligations. The Supplemental Agreement is as following:

I.	Building 51’s Location and Layout
a.
Technology Garden Building 51 is jointly owned by three owners. The Rental Property is legally owned by China Great Wall Computer Shenzhen Co., Ltd.. The nature of the property is real estate. The address of the building is 5 Qiongyu Road Technology Garden Nanshan District. The name of the building is Technology Garden Building 51. The Leasee is renting the fifth floor (2564.2 square meters), among which, 1000 square meters have been approved by the Gaoxin Office. The Leasee shall seek approval on the other 1564.2 square meters from Gaoxin Office in the future.

b.
The Leaser represents: the equipment in the leased area, which are the electricity, the central air conditioning system, the fire safety system, the water supply and drainage system and the lighting system satisfy the needs of normal office (research). The fire safety system complies with the requirements in the relevant fire safety rules and regulations. If the Leasee renovates the Rental Property (including changes to the original fire safety layout), it shall report such changes pursuant to fire safety rules and regulations.

c.
The Leaser shall give the Leasee a 2-month renovation period without rent from January 1, 2009 to February 28, 2009. The utility fees (including sewage and waste disposal fees) shall be borne by the Leasee. The Leaser shall not seek to collect any other fees.

d.
During the term of the contract, the Leasee shall have the right to rename the building, the lobby and the front desk (not including the change of the legal name and the address) and the right to install signs. Outdoor signs and billboard shall comply with the relevant rules and regulations of the central and local governments.

e.
The Leasee shall not engage is any activities that may interfere with public order or third party interest in the Rental Property and its vicinity. If such activities have occurred, the Leaser shall have the right to request the Leasee to stop such activities. If such activities cause any damage to the Leaser or any third party, the party that engages in the activities shall be liable for the damage.

II.	The purposes of the Rental
a.
Before the execution of this agreement, the Leasee conducted a preliminary inspection of the Rental Property and understood that the intended use of Building 51 is an industrial warehouse. The Leaser and the Leasee agree that the Leasee’s intended use of the Rental Property as a research and experiment space does not conflict with the intended use of the building. If policies and regulations require the Leaser to modify the intended use of the Rental Property to ensure the Leasee’s intended use of it as a research/experiment space, the Leaser shall be responsible for the procedure and all the fees arising out of it.

b.	The Leasee intends to use the Rental Property as a research/experiment space and partial office space.
III.	Rent, Utility and Property Management Fee
The unit rent of Builidng 51 is RMB 33 per square meter per month. The total rent is RMB 84,618.6 per month.
The includes the fees listed in a through e (does not include fees listed in f through g)

a.	The Leaser shall pay for the periphery property management fee of Building 51 and the municipal facilities maintenance fee to the Technology Garden Management Company.
b.	The air conditioning maintenance fee (not including the maintenance fee for the equipment installed by the Leasee)
c.
The fire safety system maintenance fee. The Leaser shall be responsible for the original automatic alarming system, the automatic spray system, the fire hydrant maintenance fee (not including the maintenance fee for the fire safety system installed by the Leasee)

d.	The labor cost for the elevator operator, the annual inspection and maintenance fee of the elevator (not including the electricity fee and overtime fees of the elevator)
e.	The taxes and fees arising out of the lease
f.	Water (including sewage and waste disposal fees), electricity fee shall be collected from the Leasee according to photocopies of the bills issued by the government agencies to the Leaser.
g.	The Leaser shall provide legal invoice for the utility fees it collects for the government (for water and electricity fees, it shall provide value-added tax invoices).
h.
The use, maintenance and payment of fees of the elevator shall be included in a separate management agreement between the Power Engineering Department of the Leaser and the Leasee. If there are any inconsistencies between this agreement and the management agreement, the management agreement shall prevail.

IV.	The Building Management Fee
a.
At the time of the execution, the periphery, municipal and public space cleaning and management is provided by Shenzhen Technology Garden Management Company. The fees are borne by the Leaser. The Leasee shall be responsible for the interior safety and cleaning.

b.	The Leasee shall be responsible for maintenance of the indoor equipment and facilities (not including those for which the Leaser shall be responsible under III).
V.	Term of the Lease
a.
The term of the lease is 5 years from January 1, 2009 to December 31, 2013. The parties agree to renegotiate the rent after three years (December 31, 2011) according to the rent of similar rental properties at similar locations published at the time by the government. The increase (or decrease) of the rent shall be within 10% of the current rent. Before an agreement on the new rent is reached, the lease shall be performed with the current rent. After a new rent is determined, the Leaser shall return to the Leasee the extra amount of the rent paid to it if the new rent is lower than the current rent and shall seek from the Leasee the insufficient amount of the rent if the new rent is higher than the current rent.

After the lease expires, if both parties agree to extend the lease, the rent shall be determined according to the rent of similar rental properties at similar locations published at the time by the government. The increase (or decrease) of the rent shall be within 10% of the current rent.
b.	During the term of the lease, the Leaser has the right to transfer all or part of the Rental Property with prior notice to the Leasee.
i.
If the Leaser transfers all or part of the Rental Property, the Leaser shall assign all the rights and obligations of the Leaser under the lease to the transferee at the time of transfer and ensure the Leasee’s rights and obligations as the Leasee.

ii.	The Leaser shall notify the Leasee in writing of the transfer of part or all of Building 51 3 month in advance.
iii.
The Leasee shall have the right of first refusal. If the Leasee does not notify the Leaser in writing of its intent to exercise its right of first refusal within 7 business days after receipt of the Leaser’s notice, the Leasee is deemed to give up the right.

VI.	Payment Method
a.
Within 5 business days after the agreement becomes effective, the Leasee shall pay to the Leaser a deposit of RMB 16,237.2, which equals to 2 month rent. (The Leaser has already paid a deposit of RMB 84618.00).

b.	Table of Payments

Time of payment	Construction area	Unit rent	Monthly rent
1/1/2009 – 2/28/2009 (free period)	2564.2	0	0
3/1/2009 – 12/30/2011	2564.2	33.00	84618.60

1/1/2012 – 12/30/2013	2564.2	To be determined

c.	The Leaser shall send bills and invoices for the rent and utility fees to the Leasee before the 5th day of every month (the Leasee shall appoint a person to accept such bills and invoices).
VII.	Renovations
a.
The Leaser shall not, for any reason, appoint contractors for the Leasee’s water, electricity, air conditioning, fire safety and internet communication projects. The Leasee shall obtain contractors that satisfy the government’s requirements of relevant qualifications. It they do not satisfy such qualifications, the Leaser shall have the right to require the Leasee to switch to other qualified contractors.

b.
After the execution of the agreement, the Leasee shall make the deposit to the Leaser in a timely manner. After receipt of the deposit, the Leasee shall obtain from the property management department of the Leaser (the Great Wall Group), the keys to the Rental Property and the complete the procedures to renovate the Rental Property.

c.
The Leaser shall permit the Leasee to install independent monitoring, locking, patrolling and other security systems. If the Leasee needs to increase, decrease or relocate any fire safety facilities, including temperature detector, smoke detector, water sprinkler, manual alarm, sound and light alarm or fire safety broadcaster, it has to obtain a company with fire safety construction qualifications to conduct such change. The Leaser shall cooperate by connecting the building fire safety system, helping to adjust and at a late stage, include the new equipment into the building fire safety system (but the Leasee shall be responsible for the maintenance of the new equipment). If the Leasee’s project requires drainage of water supply for firefighting, the water fee shall be borne by the Leasee.

d.
The Leasee shall notify the Leaser 2 days before it moves into the building. The Leasee shall be responsible to require the moving company to make necessary precautions to protect the floor and the elevator of t the building.

e.	If, due to the Leasee’s inappropriate renovation or poor quality control, the adjacent floors or the adjacent areas are damaged, the Leasee shall be responsible to make repairs and compensate.
VIII.	Building Management
a.
During the term of the lease, the Leaser shall have the right to supervise and restrict the Leasee’s pipeline distribution and readjustment in the Rental Property. If the Leasee renovates or adds power equipment, its renovation plan has to be approved by the Leaser before it starts the project. The Leasee shall be responsible for the reporting, quality inspecting, using, updating and maintaining cost.

b.	The Leaser has obtained qualified elevator/fire safety professional company to maintain the elevator and the fire safety systems in the building. The Leaser shall be responsible for the cost.
c.
During the term of the lease, the Leaser shall be responsible for the maintenance of the body of building 51 and other public facilities such as the power distribution system, the air conditioning system, the fire safety system and the drainage system (not including the facilities added by the Leasee).

The Leasee shall be responsible for the maintenance of interior lighting and drainage.
IX.	Expiration of the Lease and Return of the Deposit
a.
After the lease expires, this agreement shall cease. The Leasee shall deliver the Rental Property to the Leaser as provided in the lease. After both parties confirm that there is no damage to the Rental Property and that there are no outstanding fees for the Leasee, the Leaser shall return to the Leasee the deposit without interest within 5 business days of the return of the keys. The rent shall be calculated until the day the Rental Property is delivered and the utility fees shall be calculated until the day of the meter reading.

b.
The Leasee shall not have the obligation to restore the Rental Property to its original condition but the Leasee shall not remove any of the facilities and decorations (according to the list of transfer) except the monitors, locks and air conditioners installed by it.

The Leaser shall not be responsible to compensate the Leasee for any renovation cost.
X.	Conditions
The Leaser shall deliver the Rental Property to the Leasee in its current interior condition (as listed in the following table)

Content	Condition	Face
Floor	Current condition (electrostatic proof)
Wall	Current condition
Weight bearing of the floors	5.0 KN/m2
Electricity	Switch capacity	AC 400A, power & lighting 150A
Lighting	Current condition
Water supply	Current condition
Ground	Current condition
Central air conditioning	Cooling capacity	2 water cooling machines, 170KW/machine
Elevator	2 ton freight elevator	2 shared ones (freight/passenger in East Zone)
Fire safety	Current condition	Passed inspection

XI.	Liabilities for Breach of the Lease
a.
The Leaser shall send the bill and invoice to the Leasee before the 5th day of every month and the Leasee shall, within 10 business days of receipt, wire the money to the account the Leaser appoints. If the Leasee does not pay the rent or utility fees on time, for every day it is in arrears, it shall pay damages which equals to 0.3% of the arrears. If the Leasee is in arrears for more than 2 months, the Leaser shall stop the water and electricity supply and other services included in the agreement with written notice to the Leasee. The Leasee shall be responsible for all the consequences.

b.	If the Leaser does not send the bill and invoice on time, the Leasee shall have the right to delay the payment accordingly without breaching the agreement.
c.
At the expiration or cancellation of the agreement, the Leasee shall deliver the Rental Property to the Leaser in good condition (including cleaning the Rental Property). The Leasee shall deliver all the wood structure and its fixture and equipment intact (not including normal wear)

XII.	Other
a.	All three owners of Building 51 consent to transform the periphery public area to a parking space. The parking lots are distributed according to the area each owner owns.
At the time of the agreement, the Leasee acquires from the Leaser according to the area of the Rental Property 6 free parking lots (the Leasee shall install signs to ensure its right of use). The location of the parking lots is as demonstrated in exhibit: the layout of Building 51 (parking lots #13 through #18).
The parking lots are free. The Leaser does not have the obligation to maintain the order of the parking lots or have custody of the cars/property in the cars. During the term of the agreement, if the parking lots are modified or canceled by the government (including Gaoxin Office, Technology Garden or the owner), the Leaser shall not be liable for breach of contract.
b.	During the term of the agreement, the Leasee shall have free use of the Leaser’s current strong electric tube well, weak electric tube well and drainage well.
c.	During the term of the agreement, if a party wishes to cancel the agreement before it expires, it shall notify the other party 3 month in advance without any liabilities.
d.
At the execution of the agreement, the parties shall also sign a Safety Responsibility Agreement. During the term of the agreement, the Leasee shall be responsible for the production safety and fire safety in the Rental Property. The parties shall perform their respective safety obligations under the Safety Responsibility Agreement.

e.
This Supplemental Agreement is an indivisible part of the Lease Agreement regarding Building 51. If there is any inconsistency between the Supplemental Agreement and the form Lease Agreement, this agreement shall prevail.

f.
After the parties sign the agreement, the Leasee shall provide to the Leaser all the relevant documents required for rental registration according to Shenzhen Real Estate Rental Registration Agency’s requirements for the relevant corporate qualifications, certificate of authorized representative. The Leaser shall complete the registration procedure within 3 business days of receipt of such documents.

XIII.	Effect of the Lease
There are four original copies of the Supplemental Agreement, with each party holding two. The agreement shall become effective on the day of execution.

51#楼平面示意图

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卸货平台
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长城车位
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楼梯
大楼入口
大厅
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卸货平台
绿化地

SPECIAL NOTICE

1.
This form contract is drafted according to the Contract Law of PRC, Real Estate Rental Regulations of Shenzhen Special Economic Zone and its implementation rules and other relevant rules and regulations. The parties can adopt the form by consent.

2.	Before signing the contract, the parties should review carefully, negotiate the terms and modify the provisions accordingly.
3.
Before signing the contract, the leaser should show the leasee its deed or other proof of land use rights, and proof of the leaser’s legal identity. If there is an authorized person, authorization should be provided. If the real estate is jointly owned, consent and authorization from all the owners should be provided. The leasee should provide the leaser proof of its legal identity.

4.	The parties should enter into the contract based on a voluntary, fair and honest basis. No party should force its will on the other. No third party should interfere illegally.
5.	The contract should be signed and performed according to the laws. It should not violate the procedural laws or agree on illegal matters.
6.
Once signed, the contract is binding to both parties. The parties should perform their obligations according to the contract. They should not amend or cancel the contract without legal reason or mutual consent.

7.	The blanks should be filled in by the parties with pen or writing brush. The contract should be signed and sealed.
8.	The blanks in the contract are for the parties to negotiate and the boxes are for the parties to check.
9.
This is a form contract. The parties can choose, supplement, fill in and modify the form. Once the contract is signed, the unchanged content and the content written in should be deemed the content of the contract (with the parties’ signatures or seals).

10.	The content that is chosen, supplemented, filled in and modified should prevail over the form.
11.	After signing the contract, the parties should register with the real estate rental agency together.
12.
The parties can decide the number of the original copies according to their needs. They should review carefully to make sure the copies are the same before signing them. Under any condition, each party should have at least one original copy.

13.	If there are any major changes in the contract, or the contract is cancelled or lost, the parties should go through the relevant procedures.